STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE NNN

LESSOR:

LBA INDUSTRIAL FUND - GBK, INC.,

a Delaware corporation

and

INNSBRUCK GBK, L.P.,

a California limited partnership

as tenants-in-common

LESSEE:

SUB-URBAN BRANDS, INC.,

a Nevada corporation

and

SUB-URBAN INDUSTRIES, INC.,

a California corporation

8723 BELLANCA AVENUE, UNIT A

LOS ANGELES, CA

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NNN

1.  Basic Provision ("Basic Provisions").

1.1  Parties: This Lease ("Lease"), entered into as of July __, 2006, is made by and between LBA INDUSTRIAL FUND-GBK, INC., a Delaware corporation, and INNSBRUCK GBK, L.P., a California limited partnership, as tenants in common (collectively, "Lessor"), and jointly and severally by SUB-URBAN BRANDS, INC., a Nevada corporation, and SUB-URBAN INDUSTRIES, INC., a California corporation (individually and collectively, "Lessee") (collectively the "Parties", or individually a "Party").

1.2  (a)Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 8723 Bellanca Avenue, Unit A, located in the City of Los Angeles, County of Los Angeles, State of California, with zip code 90045, as outlined on Exhibit "B" attached hereto ("Premises"). The Premises contains approximately 10,632 square feet and is generally described as Unit A of a multi-tenant freight forwarding building located at 8723-8735 Bellanca Avenue containing approximately 31,088 square feet.

In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified and exclusive rights to the loading areas directly outside the Premises' loading doors and entrance (as illustrated on Exhibit "A"), but shall not have any rights to the roof, exterior walls or utility raceways of the building containing the Premises ("Building") or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Project" and generally described as LAX Logistics Center, a two building project containing approximately 60,281 aggregate square feet. (See also Paragraph 2)

(b)  Parking: Up to seventeen (17) unreserved vehicle parking spaces subject to availability ("Unreserved Parking Spaces") located in the underground parking structure at no monthly charge. (See also Paragraph 2.6)

1.3  Term: Thirty-eight (38) months and 11 days ("Original Term") (See also Paragraph 3)

1.4  Commencement Date: August 21, 2006

Expiration Date: October 31, 2009

1.5  Base Rent: Upon the commencement of the Term of this Lease, and on the first day of each month thereafter during the Term of this Lease, Lessee shall pay to Lessor, in advance and without offset, deduction or demand as Base Rent for the Premises, the following monthly payments:

Period	Base Rent/Month
08/21/06 - 08/31/06	$3,169.02 (partial month)
09/01/06 - 09/30/06	$8,930.88
10/01/06 - 1/31/07	$4,465.44
02/1/07 - 08/31/07	$8,930.88
09/1/07 - 08/31/08	$9,249.84
09/1/08 - 10/31/09	$9,568.80

1.6  Lessee's Share of Common Area Operating Expenses: Seventeen and 64/100ths percent (17.64%) ("Lessee's Share"). As used in this Lease, Lessee's Share is the percentage derived from a fraction, the numerator of which is the square footage of the Premises and the denominator of which is the aggregate square footage of the Project depicted on Exhibit "A". Accordingly, if either the square footage of the Premises and/or the Building and other buildings in the Project changes, Lessee's Share shall be appropriately adjusted, and, as to the calendar year in which such change occurs, Lessee's Share for such year shall be determined on the basis of the number of days during such calendar year that each such Lessee's Share was in effect.

1.7  Base Rent and Other Monies Paid Upon Execution:

(a)	Base Rent:	$8,930.88	for the period September 1 - 30, 2006
(b)	Common Area Operating Expenses:	$2,445.36	for the period September 1 - 30, 2006
(c)	Security Deposit:	$26,792.00	("Security Deposit"). (See also Paragraph 5)
(d)	Total Due Upon Execution of this Lease:	$38,168.24

1.8  Agreed Use: Warehouse and distribution of apparel, and related office use. (See also Paragraph 6)

1.9  Insuring Party. Lessor is the "Insuring Party". (See also Paragraph 8)

1.10  Real Estate Brokers: (See also Paragraph 15)

(a)  Representation: The following real estate brokers (the "Brokers") and brokerage relationships exist in this transaction: Trammell Crow Company represents Lessor and Magnum Properties, Inc. represents Lessee.

(b)  Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement.

1.11  Guarantor. None.

1.12  Exhibits. Attached hereto Exhibits "A" through "C", "E" and "F" all of which constitute a part of this Lease.

1.13  Lessor's Notice Address:Lessee's Notice Address:

LBA Realty 17901 Von Karman Avenue, Suite 950 Irvine, California 92614 Attn: Property Management Telephone: (949) 833-0400 Facsimile: (949) 955-9325	Sub-Urban Brands, Inc. Sub-Urban Industries, Inc. 8723 Bellanca Avenue, Unit A Los Angeles, California 90045 Attn: Joe Shortal Telephone: (213) 229-2885 Facsimile: (213) 229-8885

2.  Premises.

2.1  Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation that the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.

2.2  Condition. Lessor shall deliver the Premises (also referred to hereafter as the "Unit") to Lessee broom clean and free of debris on the Commencement Date ("Start Date"). So long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty (30) days following the Start Date, Lessor warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and all other such elements in the Unit, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor's expense. The warranty periods shall be as follows: (i) six (6) months as to the HVAC systems, and (ii) thirty (30) days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee's sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7).

2.3  Compliance. Lessor warrants that the improvements on the Premises and the Common Areas comply with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date ("Applicable Requirements"). Said warranty does not apply to the use to which Lessee will put the Premises or to any alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. The warranty of Lessor set forth in Paragraph 2.3 of the Lease is made to Lessor's actual and current knowledge, with no duty of independent investigation or inquiry.

2.4  Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5  Lessee as Prior Owner/Occupant. Omitted.

2.6  Vehicle Parking. Lessee shall be entitled to use the number of Unreserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no large than full-size passenger automobiles or pick-up trucks, herein call "Permitted Size Vehicles." Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. Other than Lessee's trucks, which may be parked in front of the Premises' loading doors, no vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor.

(a)
Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other that those designated by Lessor for such activities.

(b)	Lessee shall not service or store any vehicles in the Common Areas.

(c)
If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7  Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities out side the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8  Common Areas - Lessee's Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at anytime. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9  Common Areas - Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations ("Rules and Regulations") for the management, safety, care and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants or the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project. Lessee shall comply with the Rules and Regulations attached hereto as Exhibit "F".

2.10  Common Areas - Changes. Lessor shall have the right, in Lessor's sole discretion, from time to time:

(a)  To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking space, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b)  To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)  To designate other land outside the boundaries of the Project to be part of the Common Areas;

(d)  To add additional building and improvements to the Common Areas;

(e)  To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f)  To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.  Term.

3.1  Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2  Delay in Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of the Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession of the Premises is not delivered within twelve (12) months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

Lessee agrees that if Lessor is unable to deliver possession of the Premises to Lessee on or prior to the target Commencement Date, the Lease will not be void or voidable, nor will Lessor be liable to Lessee for any loss or damage resulting therefrom, but if such late delivery is due to Lessor's negligence or willful misconduct or due to any Force Majeure Delay(s), then, as Lessee's sole remedy, the Commencement Date and the Expiration Date of the Term will be extended one (1) day for each day Lessor is delayed in delivering possession of the Premises to Lessee. If the Commencement Date falls on any day other than the first day of a calendar month then the term of the Lease will be measured from the first day of the month following the month in which the Commencement Date occurs. Within ten (10) days after Lessor's written request, Lessee shall execute a written confirmation of the Commencement Date and Expiration Date of the Term in the form of the Notice of Lease Term Dates attached to the Lease as Exhibit "C". The Notice of Lease Term Dates shall be binding upon Lessee unless Lessee objects thereto in writing within such ten (10) day period.

3.3  Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.  Rent.

4.1  Rent Defined. All monetary obligations of Lessee to Lessor under the terms of the Lease (except for the Security Deposit) are deemed to be rent ("Rent").

4.2  Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a)  "Common Area Operating Expenses" are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following:

(i)  The operation, repair and maintenance, in neat, clean good order and condition of the following:

(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb) Exterior signs and any tenant directories.

(cc) Any fire detection and/or sprinkler systems.

(ii)  The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii)  Trash disposal, pest control services, property management, security services, and the costs of any environmental inspections.

(iv)  Intentionally omitted.

(v)  Real Property Taxes (as defined in Paragraph 10).

(vi)  The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8 ("Insurance Costs").

(vii)  Any deductible portion of an insured loss concerning the Building or Common Areas.

(viii)  The cost of any Capital Expenditure to the Building or Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such Capital Expenditure over a 12 year period and Lessee shall not be required to pay more than Lessee's Share of 1/144th of the cost of such Capital Expenditure in any given month.

(ix)  Intentionally omitted

(x)  Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(xi)  In no event shall any costs arising from the release of hazardous materials or substances in or about the Building or the Project including, without limitation, hazardous substances in the ground water or soil, not placed in the Premises, the Building or the Project by Lessee be included in the Common Area Operating Expenses.

(b)  Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c)  The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either make said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor had agreed elsewhere in this Lease to provide the same or some of them.

(d)  Lessee's Share of Common Area Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Common Area Operating Expenses and the same shall be payable monthly during each twelve (12) month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee's payments under this Paragraph 4.2(d) during the preceding year exceed Lessee's Share as indicated on such statement, Lessor shall credit the amount of such over-payment against Lessee's Share of Common Area Operating Expenses next becoming due. If Lessee's payments under this Paragraph 4.2(d) during the preceding year were less than Lessee's Share as indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of the statement.

4.3  Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United Sates, without offset or deduction (except as specifically permitted in this lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place a Lessor may from time to time designate in writing. Acceptance of a payment that is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of Twenty-Five Dollars ($25.00) in addition to any late charges that may be due.

5.  Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate assignee or assignees, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

Notwithstanding anything to the contrary in this Paragraph 5, provided Lessee is not then in default and has not previously been in default under this Lease as of the last day of month 12 of the Original Term, on the first day of month 13 of the Original Term (the "Adjustment Date"), Lessor shall apply $8,930.88 of the Security Deposit against the Base Rent then payable by Lessee for month 13. There shall be no reduction in the Security Deposit if Lessee is in default (or would be in default but for the passage of time, the giving of notice or both) as of the Adjustment Date, or if Lessee has been in default under this Lease at any time prior to the Adjustment Date.

6.  Use.

6.1  Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use that is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use. If Lessor elects to withhold consent, Lessor shall within ten (10) days after receipt of such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.

6.2  Hazardous Substances.

(a)  Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, whether by itself or in combination with other materials, expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any government authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises that constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements. Is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)  Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)  Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigative and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)  Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, officers, directors, shareholders, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement. The indemnification by Lessee of Lessor under Paragraph 6.2(c) includes, without limitation, any and all costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Substances in, on or about the Premises, the Common Areas or the soil or groundwater on or under the Project or any portion thereof, which arise directly and/or proximately from the presence of Hazardous Substances on, in or about the Premises or any other portion of the Project which is caused or permitted by Lessee, its agents, employees, contractors or invitees. Lessee shall promptly notify Lessor of any release of Hazardous Substances in the Premises, the Common Areas or any other portion of the Project which Lessee becomes aware of during the Term of this Lease, whether caused by Lessee or any other persons or entities.

(e)  Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which exist as a result of Hazardous Substances located on the Premises which are pre-existing to Lessee's occupancy or are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of the Lease.

(f)  Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities. Lessor and Lessor's agents and employees shall have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises, including any soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses at any reasonable time, upon prior notice to Lessee, to determine whether Lessee is complying with the terms of this Paragraph 6.2, and in connection therewith, Lessee shall provide Lessor with full access to all relevant facilities, records and personnel. If Lessee is not in compliance with any of the provisions of this Paragraph 6.2, Lessor shall provide Lessee with written notice of such non-compliance and a reasonable time period within which Lessee may retain a reputable contractor (selected or approved by Lessor) to prepare a work plan to be approved by Lessor and, once such plan is approved, to cure or, if the cure cannot be accomplished within such time frame, to commence actions necessary to effectuate a cure and to diligently prosecute to completion such cure, and if Lessee does not so comply, Lessor and Lessor's agents and employees shall have the right, but not the obligation, without limitation upon any of Lessor's other rights and remedies under this Lease, to enter upon the Premises and to discharge Lessee's obligations under this Paragraph 6.2 at Lessee's expense, notwithstanding any other provision of this Lease. Notwithstanding the foregoing, Lessor's prior written consent to the work plan shall not be necessary in the event that the presence of Hazardous Substances in, on, under or about the Premises or any other portion of the Project (i) poses an immediate threat to the health, safety or welfare of any individual or (ii) is of such a nature than an immediate remedial response is necessary and is not practicable to obtain Lessor's consent before taking such action. Lessor and Lessor's agents and employees shall endeavor to minimize interference with Lessee's business but shall not be liable for any such interference. If Lessee or Lessee's contractor is acting to cure such non-compliance, Lessee and Lessee's contractor shall endeavor to minimize interference with all other Project lessees' businesses. All reasonable sums disbursed, deposited or incurred by Lessor in connection therewith, including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Lessee to Lessor, as an item of additional rent, on demand by Lessor, together with interest thereon at Interest Rate, from the date of such demand until paid by Lessee.

(g)  Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent or One Hundred Thousand Dollars ($100,000.00), whichever is greater, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent or One Hundred Thousand Dollars ($100,000.00), whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation, as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.

(h)  Intentionally Omitted.

(i)  Legal Proceedings. Lessor, at Lessee's sole cost and expense as part of Lessee's indemnity obligations set forth herein, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated against Lessor, the Project or the Premises in connection with any claims or causes of action arising out of the storage, generation, use, release, or disposal by Lessee, its agents, employees, contractors or invitees, of Hazardous Substances in, on, under, from or about the Premises or any other portion of the Project. If the presence of any Hazardous Substances in, on, under or about the Premises or any other portion of the Project caused or permitted by Lessee, its agents, employees, contractors, sublessees or invitees, results in (i) injury to any person, (ii) injury to or any contamination of the Premises or any other portion of the Project, or (iii) injury to or contamination of any real or personal property wherever situated, Lessee, at its sole cost and expense, shall promptly take all actions necessary to return the Premises or such other portion of the Project, to the condition existing prior to the introduction of such Hazardous Substances to the Premises and to remedy or repair any such injury or contamination. Notwithstanding the foregoing, Lessee shall not, without Lessor's prior written consent, take any remedial action in response to the presence of any Hazardous Substances in, on, under or about the Premises or any other portion of the Project, or enter into any settlement agreement consent decree or other compromise with any governmental agency with respect to any Hazardous Substances claims related to the Premises or Project.

(j)  Closure Statement. Promptly upon the expiration or sooner termination of this Lease, Lessee shall represent to Lessor in writing that no Hazardous Substances exist in, on, under or about the Premises or any other portion of the Project other than as specifically identified to Lessor by Lessee in writing.

(k)  The provisions of this Paragraph 6.2 shall survive any termination of this Lease.

6.3  Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Furthermore, as part of its obligations hereunder, except as otherwise provided in this Lease, Lessee shall, at its sole cost and expense, observe and comply with the provisions of Title III of the Americans with Disabilities Act of 1990, as amended and any regulations promulgated pursuant thereto (collectively, the 'ADA'), as it pertains to Lessee's use, occupancy, improvement and alteration of the Premises. Lessee shall not use or allow the Premises to be used for any improper, immoral, unlawful or reasonably objectionable purpose. Lessee shall not do or permit to be done anything that will unreasonably obstruct or interfere with the rights of other lessees or occupants of the Project, or injure or unreasonably annoy them. Lessee shall not cause, maintain or permit any nuisance in, on or about the Premises or the Project, nor commit or suffer to be committed any waste in, on or about the Premises.

6.4  Inspection; Compliance. Lessor and Lessor's "Lender" (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonable related to the violation or contamination.

7.  Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1  Lessee's Obligations.

(a)  In General. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the janitorial service contract required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises an all improvements thereon or a part thereof in good order, condition and state of repair.

(b)  Service Contracts. Lessor shall, at Lessee's sole expense, procure and maintain a contract for the maintenance of the HVAC equipment. Lessee, at its sole cost and expense, shall procure and maintain throughout the term of the Lease, a janitorial service contract for the Premises upon terms reasonably acceptable to Landlord with respect to scope of work, timing for performance, insurance of contractor, etc..

(c)  Failure to Perform. If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly reimburse Lessor for the cost thereof.

7.2  Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease including the provisions of California Civil Code Section 1942 and any successor sections or statutes of a similar nature.

7.3  Utility Installations; Trade Fixtures; Alterations.

(a)  Definitions. The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b)  Consent. Lessee shall not make any Alterations or Utility Installation to the Premises without Lessor's prior written consent, which will not be unreasonably withheld or delayed. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to three (3) month's Base Rent in the aggregate or a sum equal to one month's Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chose and/or approve by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to the commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with food and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one hundred fifty (150%) of the estimated cost of such alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

(c)  Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialman's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days notice prior to the commencement of any work in. on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. Lessee shall not permit any mechanic's, materialmen's or other liens to be filed against all or any part of the Project, the Building or the Premises, nor against Lessee's leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Lessee or any other act or omission of Lessee or Lessee's agents, employees, contractors, licensees or invitees. Lessee shall, at Lessor's request, provide Lessor with enforceable, unconditional and final lien releases (and other evidence reasonably requested by Lessor to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. If any such liens are filed, Lessee shall, at its sole cost, immediately cause such lien to be released of record or bonded to Lessor's reasonable satisfaction. If Lessee fails to cause such lien to be so released or bonded within twenty (20) days after filing thereof, Lessor may, without waiving its rights and remedies based on such breach, and without releasing Lessee from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Lessee shall pay to Lessor within five (5) days after receipt of invoice from Lessor, any sum paid by Lessor to remove such liens, together with interest at the Interest Rate from the date of such payment by Lessor. NOTICE IS HEREBY GIVEN THAT LESSOR SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER LESSEE, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN THE PREMISES.

7.4  Ownership; Removal; Surrender; and Restoration.

(a)  Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner or all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)  Removal. By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time or all or part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c)  Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for twelve (12) months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee and shall restore underlying surfaces to the condition existing prior to the installation of any Alterations and/or Utility Installations. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.  Insurance; Indemnity.

8.1  Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Lessor over the costs incurred by Lessor therefore during the Base Year, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

8.2  Liability Insurance.

(a)  Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee, Lessor and Lender as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less that One Million Dollars ($1,000,000) per occurrence with an annual aggregate of not less that Two Million Dollars ($2,000,000), an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)  Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3  Property Insurance - Building, Improvements and Rental Value.

(a)  Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, and ground-lessor, and to any Lender insuring loss or damage to the Premises and the Building. The amount of such insurance shall be equal to the full replacement cost of the Premises and the Building, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4.

(b)  Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

(c)  Lessee's Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4  Lessee's Property; Business Interruption Insurance.

(a)  Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b)  Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)  No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

8.5  Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything that invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carries by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6  Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against therein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7  Indemnity. Except to the extent of Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its employees, officers, directors, shareholders, agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, demands, actions or causes of action, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with this Lease and/or the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8  Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliance, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, including, without limitation, by reason of any acts or omissions of Tenant's janitorial contractor. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.  Damage or Destruction.

9.1  Definitions.

(a)  "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other that Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month's Base Rent. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b)  "Premises Total Destruction" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in three (3) months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to six (6) month's Base Rent. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)  "Insured Loss" shall mean damage or destruction to improvements on the Premises, other that Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)  "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)  "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on or under the Premises.

9.2  Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, the Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is Five Thousand Dollars ($5,000.00) or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3  Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4  Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

9.5  Damage Near End of Term. If at any time during the last six (6) months of this lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease. Or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

9.6  Abatement of Rent; Lessee' Remedies. Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceed received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

9.7  Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8  Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith including the provisions of California Civil Code Section 1932, Subsection 2 and section 1933, Subsection 4.

9.9  Miscellaneous. Whether or not the Premises is damaged, if the Building is damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or Lessor's contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred eighty (180) days to complete, or Lessor will not receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration, then Lessor may elect to either:

(a)  repair, reconstruct and restore the portion of the Building damaged by such casualty, in which case this Lease shall continue in full force and effect; or

(b)  terminate this Lease effective as of the date which is thirty (30) days after Lessee's receipt of Lessor's election to so terminate.

10.  Real Property Taxes.

10.1  Definition. As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor's right to other income there from, and/or Lessor's business of leasing, by any authority having direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. There term "Real Property Taxes" shall also include any tax, fee, levy assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in ownership of the Project or any portion thereof or a change in the improvement thereon. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days that such calendar year and tax year have in common.

10.2  Payment of Taxes. Lessor shall pay the Real Property Taxes applicable to the Project, and except as otherwise provided in Paragraph 10.3, any such amount shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3  Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase In Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations place upon the Premises by Lessee or at Lessee's request.

10.4  Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property taxes for all of the land and improvement included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheet or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

10.5  Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of the Lessor. If any of Lessee's said property shall be assessed with Lessor' real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.  Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor's sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or and increase in the number of times per month that the dumpster is emptied, then Lessor may increase Lessee's Base Rent by an amount equal to such increased costs.

12.  Assignment and Subletting.

12.1  Lessor's Consent Required.

(a)  Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent.

Lessor and Lessee hereby acknowledge that Lessor's approval of any proposed transfer pursuant to this Paragraph 12 ("Transfer") shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (a) the proposed Transfer would result in more than two (2) subleases of portions of the Premises being in effect at any one time during the Term; (b) intentionally omitted; (c) intentionally omitted; (d) the proposed transferee is a governmental entity; (e) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (f) the use of the Premises by the transferee is not permitted by the use provisions in Paragraph 1.8 hereof; (g) the Transfer would likely result in significant increase in the use of the parking areas or Common Areas by the transferee's employees or visitors, and/or significantly increase the demand upon utilities and services to be provided by Lessor to the Premises; (h) the transferee does not have the financial capability to fulfill the obligations imposed by the Transfer; or (i) the transferee is not in Lessor's reasonable opinion of reputable or good character or consistent with Lessor's desired tenant mix.

(b)  A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of fifty percent (50%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c)  The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than fifty percent (50%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered as assignment of this lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d)  An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base rent to one hundred ten percent (110%) of the Base Rent then in effect.

(e)  Notwithstanding any contrary provision of this Lease, if Lessee or any proposed transferee claims that Lessor has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Paragraph 12, Lessee's and such transferee's only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Lessee, on behalf of itself and, to the extent permitted by law, such proposed transferee waives all other remedies against Lessor, including, without limitation, the right to seek monetary damages or to terminate this Lease.

12.2  Terms and Conditions Applicable to Assignment and Subletting.

(a)  Regardless of Lessor' consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)  Lessor may accept Rent or performance of Lessee' obligations from any person other than Lessee pending approval or disapproval or an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver of estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

(c)  Lessor's consent to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting.

(d)  In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, and Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e)  Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any together with a fee of One Thousand Dollars ($1,000.00) (the "Review Fee"), as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentations as may be reasonably requested. Acceptance of the Review Fee shall in no event obligate Lessor to consent to any proposed Transfer.

(f)  Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g)  Lessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3  Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)  Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable pursuant to any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligation under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by any reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligation to such sublessee. Lessee hereby irrevocably authorizes and directs and such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)  In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c)  Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)  No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

(e)  Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

12.4  Right of Recapture. If Lessee requests Lessor's consent to any assignment or subletting of all of the Premises, Lessor will have the right to terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned effective as of the date Lessee proposes to sublet or assign all or less than all of the Premises. Lessor's right to terminate this Lease as to all of the Premises proposed to be sublet or assigned will not terminate as to any future additional subletting or assignment as a result of Lessor's consent to a subletting of less than all of the Premises or Lessor's failure to exercise its termination right with respect to any subletting or assignment. Lessor will exercise such termination right, if at all, by giving written notice to Lessee within five (5) business days of receipt by Lessor of the financial responsibility information required by this Paragraph 12.4. Lessee understands and acknowledges that the option, as provided in this Paragraph 12.4, to terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned rather than approve the subletting or assignment of all or a portion of the Premises, is a material inducement for Lessor's agreeing to lease the Premises to Lessee upon the terms and conditions herein set forth

13.  Default; Breach; Remedies.

13.1  Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and regulations under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace periods:

(a)  The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurance to minimize potential vandalism.

(b)  The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, within five (5) business days of when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) business days following written notice to Lessee.

(c)  The failure by Lessee to provide (i) reasonable written evidence of compliance with any Applicable Requirement, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee.

(d)  A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b) or (c) above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e)  The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(f)  The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(g)  If the performance of Lessee' obligations under this Lease is guaranteed: (i) the death of Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject or a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which when coupled with the then existing resources of lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

(h)  Any notice sent by Lessor to Lessee pursuant to this Paragraph 13 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161.

13.2  Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental license, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)  Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of re-letting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such preceding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)  Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

(c)  Pursue any other remedy now or hereafter available under the laws of judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee' occupancy of the Premises.

13.3  Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions", shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4  Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charge, and late charges that may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to ten percent (10%) of each such overdue amount or One Hundred Dollars ($100.00), whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5  Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to schedule payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be equal to the prime rate reported in the Wall Street Journal as last published prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6  Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of the is Paragraph, a reasonable time shall in no event be less than thirty (30) day after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14.  Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Unit, or more than twenty-five percent (25%) of Lessee's total Parking Spaces, is taken by Condemnation and Lessor is unable to provide replacement parking spaces for those taken, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation award and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damage; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.  Brokerage Fees.

15.1  Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealing with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation to charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

15.2  Commissions. Lessor shall pay to said Brokers in such separate shares as they may mutually agree in writing, a fee as set forth in a separate written agreement between Lessor and said Brokers for brokerage services rendered by said Brokers to Lessor in this transaction.

16.  Estoppel Certificates.

(a)  Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in a form similar to the form attached hereto as Exhibit "E", plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)  If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including by not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

(c)  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrance of the Premises. Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee that this Lease is in full force and effect, without modification except as may be represented by Lessor, that there are no uncured defaults in Lessor's performance, and that not more than one (1) month's Base Rent has been paid in advance. Failure of Lessee to so deliver such statement shall be a material default hereunder.

17.  Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.  Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.  Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20.  Limitation on Liability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners or members of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners or members of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.  Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.  No Prior or Other Arrangements. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.  Notices.

23.1  Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in the Paragraph 23. The addresses indicated in Paragraph 1.13 shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2  Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt car, or if not delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.  Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statement and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.  No Right to Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

26.  Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

27.  Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all heading and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

28.  Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

29.   Subordination; Attornment; Non-Disturbance.

29.1  Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holder of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be f\deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

29.2  Attornment. In the event of any foreclosure sale or sales under any Security Device, (1) this Lease shall continue in full force and effect and Lessee will, upon request, attorn to and acknowledge Lender or any other foreclosure purchaser or purchasers, as the case may be, as the landlord(s) under this Lease, unless Lender or such foreclosure purchaser or purchasers shall, at or prior to the time of such sale or within sixty (60) days thereafter, give written notice to Lessee to vacate and surrender the Premises within ninety (90) days from the date of the foreclosure sale, and (2) in the event such notice is given, this Lease shall fully terminate and expire on the ninetieth (90th) day from and after the date of the foreclosure sale. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure of termination of a Security Device to which this Lease is subordinated (i) Lessee shall attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new lease between Lessee and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to event occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

29.3  Self-Executing. The agreements contained in this Paragraph 29 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination and/or attornment agreement provided for herein.

30.  Attorneys' Fees. If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fees award shall not be computed in s\accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expense incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence of such services and consultation).

31.  Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at anytime, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lender, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "For Sale" signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary "For Lease" signs. Lessee may at any time place on the Premises any ordinary "For sublease" sign.

32.  Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

33.  Signs. Except for ordinary "For Sublease" signs that may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor's prior written consent. Notwithstanding the foregoing, subject to (i) Lessor's prior reasonable approval which shall not be unreasonably withheld or delayed, (ii) the sign criteria for the Project, (iii) all covenants, conditions, and restrictions affecting the Project and (iv) all applicable laws, rules, regulations and local ordinances, and subject to Lessee obtaining all necessary permits and approvals from the City of Los Angeles, California, Lessee shall also have the non-exclusive right to have the name "Sub-Urban Brands, Inc." placed in one (1) mutually agreed upon location on the exterior of the Building (the "Building Sign"). Lessee shall pay for all costs and expenses arising from the Building Sign, including, without limitation, all design, fabrication and permitting costs, license fees and installation costs. Lessor shall maintain and repair Lessee's Building Sign at Lessee's expense. Upon the expiration or earlier termination of this Lease, Lessor shall, at Lessee's sole cost and expense, and after obtaining Lessee's reasonable approval of the bid for such removal, (i) cause Lessee's Building Sign to be removed from the exterior of the Building, (ii) except for ordinary wear and tear, repair any damage caused by the removal of the Building Sign, and (iii) restore the underlying surface of the Building to the condition existing prior to the installation of the Building Sign.

The sign rights granted herein with respect to the Building Sign are personal to the original Lessee executing this Lease and may not be assigned, voluntarily or involuntarily, to any person or entity other than the original Lessee executing this Lease. The rights granted to the original Lessee hereunder are not assignable separate and apart from the Lease as amended hereby, nor may any right granted herein be separated from the Lease as amended hereby in any manner, either by reservation or otherwise.

34.  Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate In the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor' selection to have such event constitute the termination of such interest.

35.  Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expense (including but not limited to architects' attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting of the presence or use of Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

36.  Guarantor. Intentionally Omitted.

37.  Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof from anyone claiming by, through or under Lessor.

38.  Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same, Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

39.  Reservations. Lessor reserves the right: (i) to grant, without the consent of lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

40.  Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment" under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

41.  Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty (30) days after request, deliver to the other party satisfactory evidence of such authority.

42.  Conflict. Any conflict between the printed provisions of the Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions, if any.

43.  Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

44.  Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modification to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

45.  Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibilities to comply with the terms of this Lease.

46.  Waiver of Jury Trial; Judicial Reference. LESSOR AND LESSEE EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND, TO THE EXTENT ENFORCEABLE UNDER CALIFORNIA LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, LESSEE'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE. FURTHERMORE, THIS WAIVER AND RELEASE OF ALL RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.

IF THE JURY WAIVER PROVISIONS OF THIS PARAGRAPH 46 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS OF THIS PARAGRAPH 46 SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, LESSEE'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 — 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE "REFEREE SECTIONS"). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE; PROVIDED HOWEVER, THAT THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL ULTIMATELY BE BORNE IN ACCORDANCE WITH PARAGRAPH 30 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS PARAGRAPH 46, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640, AS SAME MAY BE AMENDED OF ANY SUCCESSOR STATUTE(S) THERETO. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS/ENDISPUTE, INC., THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN SECTION 641 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS' FEES AND COSTS IN ACCORDANCE WITH CALIFORNIA LAW. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS PARAGRAPH 46. TO THE EXTENT THAT NO PENDING LAWSUIT HAS BEEN FILED TO OBTAIN THE APPOINTMENT OF A REFEREE, ANY PARTY, AFTER THE ISSUANCE OF THE DECISION OF THE REFEREE, MAY APPLY TO THE COURT OF THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR CONFIRMATION BY THE COURT OF THE DECISION OF THE REFEREE IN THE SAME MANNER AS A PETITION FOR CONFIRMATION OF AN ARBITRATION AWARD PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 1285 ET SEQ. (AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO).

47.  Savings. If any clause or provision of the Lease is illegal, invalid or unenforceable under present or future laws effective during the term of the Lease, then and in that event, it is the intention of the parties hereto that the remainder of the Lease shall not be affected thereby, and it is also the intention of the parties to the Lease that, in lieu of each clause or provision of the Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

48.  Condition of Premises. Lessee agrees that Lessor shall have no obligation whatsoever to improve the Premises in conjunction with the Term, and Lessee hereby accepts the Premises AS-IS, subject to Lessor's representations and warranties set forth in Paragraphs 2.2 and 2.3 and elsewhere in this Lease.

49.  Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

By LESSOR:	BY LESSEE:

LBA INDUSTRIAL FUND - GBK, INC.,
a Delaware corporation

By:________________________________________

Steve Briggs

Authorized Signatory

INNSBRUCK GBK, L.P.,
a California limited partnership

By:    Innsbruck L.P.,
          a California limited partnership

By:   LBAIF Sub I, LLC,
                     a Delaware limited liability company

 By:    LBA Industrial Properties, Inc.,
                               a Delaware corporation

By:________________________

Print Name:__________________

Print Title:___________________

SUB-URBAN BRANDS, INC.,
a Nevada corporation

By:________________________________________

Name Printed:________________________________

Title:_______________________________________

By:________________________________________

Name Printed:________________________________

Title:_______________________________________

SUB-URBAN INDUSTRIES, INC.,
a California corporation

By:________________________________________

Name Printed:________________________________

Title:_______________________________________

By:________________________________________

Name Printed:________________________________

Title:_______________________________________

THE PROJECT

EXHIBIT "A"

THE PREMISES

EXHIBIT "B"

NOTICE OF LEASE TERM DATES

To:
Date:
Re: Lease dated 00/00/0000 ("Lease") Between and Concerning	("Landlord/Lessor"), ("Tenant/Lessee") ("Premises")

Dear:

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

●  That Tenant has accepted and is in possession of the Premises and acknowledges the following:

●  Term of the Lease:
●  Commencement Date:
●  Expiration Date:
●  Rentable Square Feet:
●  Tenant's Percentage of Building:

●	That in accordance with the Lease, rental payments will/(has) commence(d) on 00/00/0000 and rent is payable in accordance with the following schedule:

Months	Monthly Base Rent	Monthly Base Rent per Rentable Sq. Ft.
00/00/0000 - 00/00/0000	$00,000.00	$0.00
00/00/0000 - 00/00/0000	$00,000.00	$0.00
00/00/0000 - 00/00/0000	$00,000.00	$0.00
00/00/0000 - 00/00/0000	$00,000.00	$0.00
00/00/0000 - 00/00/0000	$00,000.00	$0.00

●	Rent is due and payable in advance on the first day of each and every month during the Term of the Lease.

●  Your rent checks should be made payable to:

ACCEPTED AND AGREED
TENANT:	LANDLORD:
_____________________________________
a _________________________________________

By: _______________________________________
Print Name: _________________________________
Print Title: __________________________________

_____________________________________
a _________________________________________

By: _______________________________________
Print Name: _________________________________
Print Title: __________________________________

EXHBIIT "C"

Intentionally Omitted

EXHIBIT "D"

ESTOPPEL CERTIFICATE

The undersigned, ___________________________ ("Lessor"), with a mailing address c/o _________________________ and ________________________ ("Lessee"), hereby certify to _______________________, as follows:

1. Attached hereto is a true, correct and complete copy of that certain lease dated ________________________, between Lessor and Lessee (the "Lease"), regarding the Premises located at ________________________ (the "Premises"). The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2.	The Term of the Lease commenced on _______________.

3.	The Term of the Lease shall expire on ________________.

4.	The Lease has: (Initial one)

(_____)	not been amended, modified, supplemented, extended, renewed or assigned.

(_____)
been amended, modified, supplemented, extended, renewed or assigned by the following described terms or agreements, copies of which are attached hereto: ________________________________ ____________________________________________________________________________________________________________

5.	Lessee has accepted and is now in possession of the Premises.

6.
Lessee and Lessor acknowledge that Lessor's interest in the Lease will be assigned to ___________________ ______________________________________ and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of ___________________________ is obtained, and that until further notice, payments under the Lease may continue as heretofore.

7.	The amount of monthly Base Rent is $______________________.

8.	The amount of security deposits (if any) is $________________________.

No other security deposits have been made except as follows: ________________________________________________________________________________

9.
Lessee is paying the full lease rental which has been paid in full as of the date hereof. No rent or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date except as follows: _______________________________________________________________________________________.

10.	All work required to be performed by Lessor under the Lease has been completed except as follows: _______ ______________________________________________________________________________________.

11.	There are no defaults on the part of the Lessor or Lessee under the Lease except as follows: ____________ ______________________________________________________________________________________.

12.
Neither Lessor nor Lessee has any defense as to its obligations under the Lease and claims no set-off or counterclaim against the other party except as follows: __________________________________________ ______________________________________________________________________________________.

13.
Lessee has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies other than as provided in the Lease except as follows: __________________________ ______________________________________________________________________________________.

All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that ____________________________ is about to fund a loan to Lessor or ____________________________ is about to purchase the Project from Lessor and that is relying upon the representations herein made in funding such loan or in purchasing the Project.

IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the authorized officers of the undersigned as of ______________________.

LESSEE:
                                                                        ________________________________________
                            a_____________________________________________

By: ___________________________________________

Print Name: _____________________________________

Title: __________________________________________

EXHIBIT "E"

RULES AND REGULATIONS

A. General Rules and Regulations. The following rules and regulations govern the use of the Project Common Areas. Lessee will be bound by such rules and regulations and agrees to cause Lessee's employees, sublessees, assignees, contractors, suppliers, customers and invitees to observe the same.

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice may be installed or displayed on any part of the outside or inside of the Premises without the prior written consent of Lessor. Lessor will have the right to remove, at Lessee's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls are to be printed, painted, affixed or inscribed at the expense of Lessee and under the direction of Lessor by a person or company designated or approved by Lessor.

2. If Lessor objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Lessee will immediately discontinue such use. Lessee agrees not to place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Lessee will not obstruct any sidewalks, passages, exits or entrances of the Project. The sidewalks, passages, exits and entrances are not open to the general public, but are open, subject to reasonable regulations, to Lessee's business invitees. Lessor will in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Lessor would be prejudicial to the safety, character, reputation and interest of the Project and its lessees, provided that nothing herein contained will be construed to prevent such access to persons with whom any lessee normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No lessee and no employee or invitee of any lessee will go upon the roof of any building in the Project.

4. Lessor expressly reserves the right to absolutely prohibit solicitation, canvassing, sales and displays of products, goods and wares in all portions of the Project except for such activities as may be expressly requested by a lessee and conducted solely within such requesting lessee's premises. Lessor reserves the right to restrict and regulate the use of the Common Areas of the Project by invitees of lessees providing services to lessees on a periodic or daily basis including food and beverage vendors. Such restrictions may include limitations on time, place, manner and duration of access to a lessee's premises for such purposes.

5. Lessor reserves the right to reasonably require lessees to periodically provide Lessor with a written list of any and all business vendors which periodically or regularly provide goods and services to the Premises. Lessor reserves the right to reasonably preclude all vendors from entering or conducting business within the Project if such vendors are not listed on Lessee's list of requested vendors.

6.  Lessor reserves the right to prevent access to the Project in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

7. Except with the written consent of Lessor, no person or persons other than those approved by Lessor will be employed by Lessee or permitted to enter the Project for the purpose of cleaning the same.

8. Lessor will furnish Lessee, free of charge, with ten (10) keys to each exterior door lock in the Premises. Lessor may make a reasonable charge for any additional keys. Lessee shall not make or have made additional keys, and Lessee shall not alter any lock or install any new additional lock or bolt on any door of the Premises. Lessee, upon the termination of its tenancy, will deliver to Lessor the keys to all doors which have been furnished to Lessee, and in the event of loss of any keys so furnished, will pay Lessor therefor.

9. If Lessee requires satellite dishes, antennae or similar services, it will first obtain Lessor's approval, and comply with, Lessor's reasonable rules and requirements applicable to such services.

10. No deliveries will be made which impede or interfere with other lessees of the Project.

11. Lessee will not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Lessee will not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Project by reason of noise, odors or vibrations, nor will Lessee bring into or keep in or about the Premises any birds or animals.

12. Lessor reserves the right, exercisable without notice and without liability to Lessee, to change the name and street address of the Premises. Without the written consent of Lessor, Lessee will not use the name of the Premises or the Project in connection with or in promoting or advertising the business of Lessee except as Lessee's address.

13. The toilet rooms, toilets, urinals, wash bowls and other apparatus will not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule will be borne by the lessee who, or whose employees or invitees, break this rule.

14. Lessee will not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Lessee will not make any building-to-building solicitation of business from other lessees in the Project. Lessee will not use the Premises for any business or activity other than that specifically provided for in this Lease. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and Lessee will cooperate with Lessor to prevent such activities.

15. Lessee shall not without Lessor's consent, which may be given or withheld in Lessor's sole and absolute discretion, receive, store, discharge, or transport firearms, ammunition, or weapons or explosives of any kind or nature at, on or from the Premises, the Building or the Project.

16. Except for the ordinary hanging of pictures and wall decorations, Lessee will not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Lessee shall repair any damage resulting from noncompliance with this rule.

17. Lessor reserves the right to exclude or expel from the Project any person who, in Lessor's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project.

18. Lessee will store all its trash and garbage within its Premises or in other facilities provided by Lessor. Lessee will not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal is to be made in accordance with directions issued from time to time by Lessor.

19. The Premises will not be used for lodging nor shall the Premises be used for any improper, immoral or objectionable purpose.

20. Lessee agrees to comply with all safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.

21. Lessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

22. Lessee shall use at Lessee's cost such pest extermination and control contractor(s) as Lessor may direct and at such intervals as Lessor may reasonably require.

23. To the extent Lessor reasonably deems it necessary to exercise exclusive control over any portions of the Common Areas for the mutual benefit of the lessees in the Project, Lessor may do so subject to reasonable, non-discriminatory additional rules and regulations.

24. Lessee's requirements will be attended to only upon appropriate application to Lessor's asset management office for the Project by an authorized individual of Lessee. Employees of Lessor will not perform any work or do anything outside of their regular duties unless under special instructions from Lessor, and no employee of Lessor will admit any person (Lessee or otherwise) to any office without specific instructions from Lessor.

25. These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Lessor may waive any one or more of these Rules and Regulations for the benefit of Lessee or any other lessee, but no such waiver by Lessor will be construed as a waiver of such Rules and Regulations in favor of Lessee or any other lessee, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the lessees of the Project.

26. Lessor reserves the right to make such other and reasonable and non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Lessee agrees to abide by all such Rules and Regulations herein above stated and any additional reasonable and non-discriminatory rules and regulations which are adopted. Lessee is responsible for the observance of all of the foregoing rules by Lessee's employees, agents, clients, customers, invitees and guests.

B. Parking Rules and Regulations. The following rules and regulations govern the use of the parking facilities that serve the Premises. Lessee will be bound by such rules and regulations and agrees to cause its employees, sublessees, assignees, contractors, suppliers, customers and invitees to observe the same:

1. Lessee will not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, sublessees, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Lessor for such activities. No extended term storage of vehicles is permitted.

2. Vehicles must be parked entirely within painted stall lines of a single parking stall.

3. All directional signs and arrows must be observed.

4. The speed limit within all parking areas shall be five (5) miles per hour.

5. Parking is prohibited:

(a)	in areas not striped for parking;

(b)	in aisles or on ramps;

(c)	where "no parking" signs are posted;

(d)	in cross-hatched areas; and

(e)	in such other areas as may be designated from time to time by Lessor or Lessor's parking operator.

6. Lessor reserves the right, without cost or liability to Lessor, to tow any vehicle if such vehicle's audio theft alarm system remains engaged for an unreasonable period of time.

7. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

8. Lessor may refuse to permit any person to park in the parking facilities who violates these rules with unreasonable frequency, and any violation of these rules shall subject the violator's car to removal, at such car owner's expense. Lessee agrees to use its best efforts to acquaint its employees, sublessees, assignees, contractors, suppliers, customers and invitees with these parking provisions, rules and regulations.

9. Parking stickers, access cards, or any other device or form of identification supplied by Lessor as a condition of use of the parking facilities shall remain the property of Lessor. Parking identification devices, if utilized by Lessor, must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking identification devices, if any, are not transferable and any device in the possession of an unauthorized holder will be void. Lessor reserves the right to refuse the sale of monthly stickers or other parking identification devices to Lessee or any of its agents, employees or representatives who willfully refuse to comply with these rules and regulations and all unposted city, state or federal ordinances, laws or agreements.

10. Loss or theft of parking identification devices or access cards must be reported to the management office in the Project immediately, and a lost or stolen report must be filed by the Lessee or user of such parking identification device or access card at the time. Lessor has the right to exclude any vehicle from the parking facilities that does not have a parking identification device or valid access card. Any parking identification device or access card which is reported lost or stolen and which is subsequently found in the possession of an unauthorized person will be confiscated and the illegal holder will be subject to prosecution.

11. All damage or loss claimed to be the responsibility of Lessor must be reported, itemized in writing and delivered to Lessor within ten (10) business days after any claimed damage or loss occurs. Any claim not so made is waived. Lessor is not responsible for damage by water or fire, or for the acts or omissions of others, or for articles left in vehicles. In any event, the total liability of Lessor, if any, is limited to Two Hundred Fifty Dollars ($250.00) for all damages or loss to any car. Lessor is not responsible for loss of use.

12. Intentionally omitted.

13. Lessor reserves the right, without cost or liability to Lessor, to tow any vehicles which are used or parked in violation of these rules and regulations.

14. Lessor reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

EXHIBIT "F"

EXHIBIT “G”

EXISTING FURNISHINGS

42 chairs

27 workstations

9 book shelves

1 i kitchen table with 5 chairs

4 portable desks/tables

3 folding tables

2 microwaves

2 file cabinets

1 pallet jack

1 conference table

1 Canon NP4050 copy machine

1 coffee table

2 side tables